KMG America Corporation

(NYSE:KMA) - Minneapolis, MN

November 29, 2005

   KMA:  Disclaimer

Certain statements made during this presentation relating to KMG America ’s future operations, performance, growth plans and expectations of future developments are forward looking statements under federal securities laws.  These statements are based on various assumptions and estimates that are subject to a number of risks and uncertainties.  These risks are discussed in the KMA America third quarter earnings release and  Form 10-Q, filed with the SEC on November 14.  In light of these risks, actual results may differ materially from those expressed in any forward looking statements made during this presentation and should be considered carefully.

       KMA:  Overview

Completed IPO - December 2004

Priced at $9.50/share

Raised $206 million (before financing expenses)

Acquired Kanawha Insurance Company - December 2004

$140M Purchase Price ($125M cash, $15M subordinated seller debt)

Purchase Price - $40M discount to GAAP Book

Price approximately 12x earnings multiple after adjusting assets for price discount and reserve strengthening

$150+ million revenue -  $500 million assets - 450 employees

Located in Lancaster, SC (near Charlotte, NC)

       KMA: Overview (con’t)

11 month KMA trading range:  $7.90 - $11.30

22,100,000 shares outstanding

Covered by FBR, CSFB, STRH, PJC

Recent Price/Book:       .99     (over 40% discount to peers)

Price as of Nov 18 close:   $8.55

Book value on Sept 30:  $8.63 (excl. FAS 115)

    KMA:  Strategic Objectives

Using Kanawha’s administrative platform, expand as a high quality national group and voluntary worksite insurance company

Produce revenue and earnings growth, and ROE’s in excess of life insurance industry averages

Grow organically without reliance on acquisitions or bulk liability purchases

Participate in a huge market as a mainstream competitor rather than a niche specialist

     KMA:  Market

Group insurance products are distributed through an employee sales force to medium and larger firms who fund most benefit costs

Voluntary products were traditionally sold through smaller employers to employees through payroll deduct to compensate for minimal employer-paid benefit plans

      KMA: Market (Cont’d)

The market is huge and evolving due to rising health care costs

$100+ billion annual premium

Larger employers are eager to offer voluntary product to shift costs

Overall market growth is 5-15% range

KMA targets medium-to-large employers (300-5,000 lives) who utilize benefit consultants/brokers to design and place their benefit plans

The worksite market permits generally higher returns (mid-teen ROE’s) than other life industry segments (9-10% average for all segments)

KMA:  Operational Accomplishments – First 11 months

Kanawha acquisition and successful integration

Completed recruitment of entire senior management team

Attracted core group of 20 elite sales representatives and opened 16 geographic markets nationally

Built an underwriting team with expertise in group and voluntary products

KMA: Operational Accomplishments - First 11 Months (cont’d)

Designed and filed new products including group life, stop loss, short and long term group disability and voluntary disability

Expanded and strengthened compliance and controls - products, financial and SOX

Energized organization/culture consistent with a high performance company intensely focused on achieving objectives

     KMA:  Key Competitive Advantages

Cohesive management team with record of success in this market with similar strategy

Product offering strategy aligned with current market trends and not easily replicated by traditional participants

Superior technology and administrative platform

No legacy bureaucratic culture to constrain response to market demands

High quality sales organization

     KMA:   Near Term Operational Objectives

Achieve 2005 sales objective of $14-16 million of new annualized premium, and demonstrate sales representative productivity (at least $3.4 million/rep/year)

Report sales consistent with financial model for January 1, 2006 renewals  ($20 million of new premium)

Continue sales representative recruiting (5-16 in 2006)

Complete state approval of recently filed group and  voluntary products and add/upgrade voluntary products

     KMA:  Earnings Growth/Ramp

With sales of  $14-16 million in 2005 and $20 million for January 1 renewals, premium in force grows approximately  35% versus January 1, 2005

January 1, 2007 premium in force expected to more than double January 1, 2005 levels

ROE ramp trajectory (non linear) correlated to rep hiring

Expect to achieve scale around 2007 year end

      KMA:  Investment Portfolio

$500 million A- rated with 9.5 year average duration

Began 2005 with $130 million cash/short terms

Invested $30 million in March at 5.60% yield when 10 year t-note hit 4.6%

Invested additional $40 million at 5.7% yield and 8 year duration since October 15

Remaining $70 million of cash/short terms will be invested over next several months unless rates drop or yield curve flattens further

    KMA:  Investment Portfolio Yield

2005 average yields by quarter low, but rising:

1Q:

4.60%

2Q:

4.69%

3Q:

4.81%

Normal yield spread between short terms and 10 yr BBB+/A- corporates about 200 bps

Full deployment of $110 cash/short terms on September 30, 2005 could have added approximately

30-35 bps of yield to $600 million dollar investment portfolio

KMA:  Operating EPS By Quarter

82.8%

77.0%

78.0%

75.5%

     Benefits Ratio

43.6%

47.2%

49.1%

51.0%

     Expense Ratio (Legacy only)

$38.5

$38.3

$37.2

$35.3

     Revenues (in millions)

Other Key Metrics:

$.06

$.03

$.05

$.04

        Combined

(.10)

(.12)

(.07)

(.04)

     New Activities

$.16

$.15

$.12

$.08

     Legacy Activities

Operating Income Per Share:

3Q

2Q

1Q

4Q

2005

2004

KMA:  Analyst Expectations

                          1assumes stock buyback of 6% shares outstanding beginning of 2006

                          2midpoint of $.80-.85 preliminary estimate for 2007

$1.07

$.63

$.21

$.07

Consensus

1.17

.68

.20

.06

PJC

.832

.50

.24

.10

CSFB

1.20

.55

.19

.05

STRH

--

$.781

$.23

$.09

FBR

Full Yr

Full Yr

Full Yr

4Q

2007

2006

2005

KMA:  Conclusion

Well-positioned to succeed in an attractive market segment

Elite sales organization

Broad group and voluntary product offering; no channel conflict

Superior technology and administrative platform

Previous success in this market segment with similar strategy

Transitioning to revenue and earnings growth in 2006

Targeting mid-teens ROE; expect to achieve scale around end of 2007

Low stock valuation compared to peer companies with meaningful downside protection